Exhibit 4.6.3

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PRICING SUPPLEMENT

17 November 2003

REUTERS FINANCE PLC

Issue of €500,000,000 4.625 per cent. Guaranteed Notes due 19 November 2010
Guaranteed by Reuters Group PLC
under the £1,000,000,000
Euro Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 7th November 2003. This Pricing Supplement must be read in conjunction with such Offering Circular.

1.	(i)	Issuer:	Reuters Finance PLC

	(ii)	Guarantor:	Reuters Group PLC

2.	(i)	Series Number:	01

	(ii)	Tranche Number:	01

3.	Specified Currency or Currencies:		Euro (€)

4.	Aggregate Nominal Amount:

	–	Series:	€500,000,000

	–	Tranche:	€500,000,000

5.	(i)	Issue Price of Tranche:	99.531 per cent. of the Aggregate Nominal Amount

	(ii)	Net Proceeds:	€496,155,000

6.	Specified Denominations:		€1,000
			€10,000
			€100,000

7.	(i)	Issue Date:	19 November 2003

	(ii)	Interest Commencement Date (if
		different from the Issue Date):`	Not Applicable

8.	Maturity Date:		19 November 2010

9.	Interest Basis:		4.625 per cent. Fixed Rate
			(further particulars specified below)

10.	Redemption/Payment Basis:		Redemption at par

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11.	Change of Interest Basis or Redemption/Payment Basis:	Not Applicable

12.	Put/Call Options:	Not Applicable

13.	Listing:	London

14.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	4.625 per cent. per annum payable annually in arrear

	(ii) Interest Payment Date(s):	19 November in each year commencing 19 November 2004

	(iii) Fixed Coupon Amount(s):	€46.25 per €1,000 in nominal amount
€462.50 per €10,000 in nominal amount
€4,625.00 per €100,000 in nominal amount

	(iv) Broken Amount(s):	Not Applicable

	(v) Day Count Fraction:	Actual/Actual (ISMA)

	(vi) Determination Date(s):	19 November in each year

(vii) Other terms relating to the method of calculating
	interest for Fixed Rate Notes:	Not Applicable

16.	Floating Rate Note Provisions	Not Applicable

17.	Zero Coupon Note Provisions	Not Applicable

18.	Index Linked Note Provisions	Not Applicable

19.	Dual Currency Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Call Option:	Not Applicable

21.	Put Option:	Not Applicable

22.	Final Redemption Amount:	Par

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23.	Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):	The Conditions shall apply

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes only upon an Exchange Event

25.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

27.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:
Not Applicable

28.	Details relating to Instalment Notes: amount of each instalment, date on which each payment is to be made:	Not Applicable

29.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable

30.	Consolidation provisions:	Not Applicable

31.	Other terms or special conditions:	Not Applicable

DISTRIBUTION

32.	(i) If syndicated, names of Managers:	ABN AMRO Bank N.V.
Credit Suisse First Boston (Europe) Limited
UBS Limited
Commerzbank Aktiengesellschaft
Crédit Agricole Indosuez
Société Générale
The Royal Bank of Scotland plc

	(ii) Stabilising Manager (if any):	UBS Limited

33.	If non-syndicated, name of Dealer:	Not Applicable

34.	Additional selling restrictions:	Not Applicable

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OPERATIONAL INFORMATION

35.	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	Not Applicable

36.	Delivery:	Delivery against payment

37.	Additional Paying Agent(s) (if any):	Not Applicable

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	ISIN:	XS0180277393
	Common Code:	018027739

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LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the listing of the £1,000,000,000 Euro Medium Term Note Programme of Reuters Finance PLC and Reuters Group PLC.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:

By:	Sd. Tim Collier .............................

Duly authorised

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